UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

EMBARR DOWNS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-55044	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

205 Ave Del Mar #984 San Clemente, CA 92674
(Address of principal executive offices) (zip code)

(949) 461-1471
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

The Company has completed the construction of its initial building for the aquaculture farm in Indiana. The Company expects to begin installing insulation in the building in the next 2-3 weeks and expects the initial tanks will be installed and up and running in June. This building is intended to allow the company to test different tank and filter set-ups and to test raising different types of fish in a controlled environment. Once the facility is up and running, the Company is exploring installing a web camera to allow shareholders to view the tank.

The Company expects to begin construction on the 2nd phase building in the next 6-8 weeks. The 2nd phase consists of building an approximately 10,000 square foot building that will hold up to 250,000-gallon tanks and a processing and holding space. This building will allow the Company to process up to 300,000 pounds of fish per year.

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embarr Downs, Inc.

Dated: May 6, 2014	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO

3